Exhibit 3.1

CERTIFICATE OF INCORPORATION

OF

DEERFIELD CAPITAL CORP.

THE UNDERSIGNED, being a natural person for the purpose of organizing a corporation under the General Corporation Law of the State of Delaware, hereby certifies that:

ARTICLE I

The name of the corporation is Deerfield Capital Corp. (the “Corporation”).

ARTICLE II

The address if the Corporation’s registered office in the State of Delaware is Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, New Castle, Delaware 19808. The name of the registered agent at such address is Corporation Service Company.

ARTICLE III

The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware (“DGCL”).

ARTICLE IV

The Corporation shall have authority to issue shares as follows:

A.  Common Stock.  500,000,000 shares of Common Stock, par value $0.001 per share. Each share of Common Stock shall entitle the holder thereof to one (1) vote on each matter submitted to a vote at a meeting of stockholders.

B.  Preferred Stock.  100,000,000 shares of Preferred Stock, par value $0.001 per share, which may be issued from time to time in one or more series pursuant to a resolution or resolutions providing for such issue duly adopted by the Board of Directors (authority to do so being hereby expressly vested in the Board of Directors). The Board of Directors is further authorized, subject to limitations prescribed by law, to fix by resolution or resolutions the designations, powers, preferences and rights, and the qualifications, limitations or restrictions thereof, of any wholly unissued series of Preferred Stock, including without limitation authority to fix by resolution or resolutions the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, and liquidation preferences of any such series, and the number of shares constituting any such series and the designation thereof, or any of the foregoing.

The Board of Directors is further authorized to increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any series, the number of which was fixed by it, subsequent to the issuance of shares of such series then outstanding, subject to the powers, preferences and rights, and the qualifications, limitations and restrictions thereof stated in this Certificate of Incorporation or the resolution of the Board of Directors originally fixing the number of shares of such series. If the number of shares of any series is so decreased, then the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

ARTICLE V

The name and mailing address of the incorporator are as follows:

Robert Contreras

c/o Deerfield Capital Corp.

6250 North River Road, 12th Floor

Rosemont, IL 60018

ARTICLE VI

The business and affairs of the Corporation shall be managed by and under the direction of the Board of Directors. The number of directors that constitutes the entire Board of Directors of the Corporation shall be determined in the manner set forth in the Bylaws of the Corporation.

ARTICLE VII

Except as provided in ARTICLE XI below, the Corporation reserves the right to amend, alter, change, or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon the stockholders herein are granted subject to this right.

ARTICLE VIII

The Corporation is to have perpetual existence.

ARTICLE IX

No action shall be taken by the stockholders of the Corporation except at an annual or special meeting of the stockholders called in accordance with the Bylaws, and no action shall be taken by the stockholders by written consent.

ARTICLE X

In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, amend or repeal the Bylaws of the Corporation.

ARTICLE XI

A.  Limitation of Directors’ Liability.  To the fullest extent permitted by law, no director of the Corporation shall be personally liable for monetary damages for breach of fiduciary duty as a director. Without limiting the effect of the preceding sentence, if the DGCL is hereafter amended to authorize the further limitation of the liability of a director, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

B.  Indemnification.  The Corporation shall, except to the extent prohibited by provisions of the DGCL that may not lawfully be waived, indemnify (fully or, if not possible, partially) each of its directors and officers, including those of its directors and officers who also serve at its request as directors or officers of a subsidiary or other organization in which it owns a majority equity interest, against all liabilities, costs, damages, expenses, settlement payments and attorneys’ fees, imposed upon or reasonably incurred by such person in connection with any action, suit or other proceeding, civil or criminal (including investigations or audits), in which such person may be involved or with which such person may be threatened, while in office or thereafter, by reason of acts or omissions as a director or officer of the Corporation and, if serving at the request of the Corporation, by reason of acts or omissions as a director or officer of a subsidiary or other organization in which the Corporation owns a majority equity interest, unless such person did not act in good faith in the reasonable belief that such person’s action was in or consistent with the best interest of the Corporation. It is the intent of these provisions to indemnify directors and officers to the fullest extent not specifically prohibited by provisions of law that may not permissibly be waived, including but not limited to indemnification against claims brought derivatively by stockholders, in the name of the Corporation. The Corporation shall pay for the legal fees (and other expenses) incurred by the director or officer in defending any such proceeding in advance of the final disposition of such proceeding, upon receipt of an undertaking by the person indemnified to repay such payment if such person shall be adjudicated not to be entitled to indemnification under these provisions. The rights of indemnification hereby provided shall not be exclusive of or affect other rights to which any director or officer may be entitled by bylaw, contract or otherwise. As used in this paragraph, the terms “director” and “officer” includes heirs, executors and administrators of such persons. Any indemnification to which a person is entitled under these provisions shall be provided although the person to be indemnified is no longer a director or officer of the Corporation or of such other organization.

C.  Amendments.  Neither any amendment nor repeal of this ARTICLE XI, nor the adoption of any provision of the Corporation’s Certificate of Incorporation inconsistent with this ARTICLE XI, shall eliminate or reduce the effect of this ARTICLE XI, in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for this ARTICLE XI, would accrue or arise, prior to such amendment, repeal, or adoption of an inconsistent provision.

ARTICLE XII

A director or officer of the Corporation shall not be disqualified by his office from dealing or contracting with the Corporation as a vendor, purchaser, employee, agent, or otherwise. No transaction or contract or act of the Corporation shall be void or voidable or in any way affected or invalidated by reason of the fact that any director or officer, or any entity of which any director or officer is a shareholder, partner, member or director, is in any way interested in such transaction or contract or act. No director or officer shall be accountable or responsible to the Corporation for or in respect to any transaction or contract or act of the Corporation or for any gains or profits directly or indirectly realized by him by reason of the fact that he or any entity of which he is a shareholder, partner, member or director, is interested in such transaction or contract or act; provided the fact that such director or officer or such entity is so interested shall have been disclosed or shall have been known to the Board of Directors or such members thereof as shall be present at any meeting of the Board of Directors at which action upon such contract or transaction or act shall have been taken. Any director may be counted in determining the existence of a quorum at any meeting of the board of directors which shall authorize or take action in respect to any such contract or transaction or act, and may vote thereat to authorize, ratify, or approve any such contract or transaction or act, and any officer of the Corporation may take any action within the scope of his authority respecting such contract or transaction or act with like force and effect as if he or any entity of which he is a shareholder, partner, member or director, were not interested in such transaction or contract or act. Without limiting or qualifying the foregoing, if in any judicial or other inquiry, suit, cause, or proceeding, the question of whether a director or officer of the Corporation has acted in good faith is material, then notwithstanding any statute or rule of law or of equity to the contrary (if any there be), his good faith shall be presumed, in the absence of proof to the contrary by clear and convincing evidence.

ARTICLE XIII

Meetings of the stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision of applicable law) outside of the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

ARTICLE XIV

The Corporation expressly elects not to be governed by Section 203 of the DGCL.

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IN WITNESS WHEREOF, the undersigned has executed this Certificate of Incorporation on the 16th day of February, 2011.

/s/ Robert A. Contreras
Robert A. Contreras Sole Incorporator